UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

Spark Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32750 (Commission File Number)	20-8901733 (IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600 Los Angeles, California (Address of principal executive offices)	90025 (Zip Code)

(310) 893-0550
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On October 14, 2015, Spark Networks, Inc. (the “Company”) and its subsidiary, LOV USA LLC, entered into an agreement and plan of merger (the “Agreement”) with Smooch Labs Inc. (“Smooch”), an unrelated third party and owner of dating app, JSwipe, and certain other parties related to Smooch, including the founders of Smooch. The merger also closed on October 14, 2015 and, pursuant to the Agreement, the Company has acquired all outstanding shares of Smooch, and Smooch has become an indirect wholly owned subsidiary of the Company for total consideration comprising $7 million paid at closing and an earnout payment, to the extent earned, of up to a maximum of an additional $10 million (such consideration, including the earnout, to the extent earned, the “Aggregate Purchase Price”). As detailed under Item 3.02 below, the $7 million paid at closing was paid in a combination of $6 million in cash on hand and $1 million in shares of common stock of the Company. The Company also expects to pay any amounts due in connection with the earnout with a combination of one-third cash and two-thirds stock. This description of the Agreement is qualified in its entirety by the full text of the Agreement attached hereto as Exhibit 2.1 and is incorporated herein by reference.

On October 14, 2015, the Company issued a press release announcing the above detailed transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure given above in Item 1.01 is incorporated herein by reference. The Company shall file, within 71 calendar days after the date of this Current Report on Form 8-K, an amendment to this Current Report on Form 8-K containing the financial information for the acquired business required pursuant to Item 9.01 of Form 8-K.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information relating to the earnout consideration contained or incorporated by reference into Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure given above in Item 1.01 is incorporated herein by reference. Pursuant to the terms of the Agreement, $1 million of the Aggregate Purchase Price paid at closing was paid with shares of the Company’s common stock. Additionally two-thirds of the remaining Aggregate Purchase Price, if any, shall be similarly paid with shares of the Company’s common stock.

The issuance of the shares of common stock at closing was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) thereunder. The Agreement prohibits the recipients of the shares from transferring or disposing of any interest in any such shares for one year from issuance of the shares and prohibits any transfer or disposition of any shares received in connection with the earnout for a period of 180 days from the issuance of such shares, except, in each case, a transfer or disposition pursuant to a change in control.

Item 9.01.Financial Statements and Exhibits

(d)Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger
99.1	Press Release dated October 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Dated: October 15, 2015	By:	/s/ Robert W. O’Hare
Robert W. O’Hare
Chief Financial Officer
(Principal financial officer and duly authorized signatory)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger
99.1	Press Release dated October 14, 2015.